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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement Nos. 333-39875 and 333-39875-01 of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company of our report dated September 30, 1997 (relating to the financial statements of Partnerships of Acquired Hotels as of December 31, 1996 and 1995 and for each of the two years in the period ended December 31, 1996) appearing in the report on Form 8-K/A No. 1 dated September 30, 1997 of Patriot American Hospitality, Inc. and Patriot American Hospitality Operating Company and to the reference to us under the heading "Experts" in the Joint Proxy Statement/Prospectus, which is part of this Post-Effective Amendment No. 1 to the Registration Statement.


                                            /s/ DELOITTE & TOUCHE LLP
Houston, Texas
December 5, 1997